Exhibit 8.1

[Wachtell, Lipton, Rosen & Katz Letterhead]

November 19, 2015

Hubbell Incorporated

40 Waterview Drive

Shelton, CT 06484

Ladies and Gentlemen:

We have acted as special counsel to Hubbell Incorporated, a Connecticut corporation (“Hubbell”), in connection with the transactions contemplated by the Reclassification Agreement (the “Agreement”), dated as of August 23, 2015, by and between Hubbell and the Bessemer Trust Company, N.A. (the “Trustee”), in its capacity as trustee of the Louie E. Roche Trust and the Hubbell Trust (together with the Roche Trust, the “Trusts”). At your request, and in connection with the filing by Hubbell of the Registration Statement on Form S-4 (the “Registration Statement”), including the proxy statement/prospectus forming a part thereof, and the Transaction Statement on Schedule 13E-3 (the “Schedule 13E-3”), each relating to the transactions contemplated by the Agreement and each as amended through the date hereof, we are rendering our opinion regarding certain United States federal income tax consequences of the Reclassification. Capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement.

In providing our opinion, we have examined the Agreement, the Registration Statement, the Schedule 13E-3, and such other documents as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that (i) the transactions contemplated by the Agreement will be consummated in accordance therewith and as described in the Registration Statement and the Schedule 13E-3 (and no transaction or condition described therein and affecting this opinion will be waived by any party), (ii) the statements concerning the transactions and the parties thereto set forth in the Agreement, the Registration Statement and the Schedule 13E-3 are true, complete and correct, (iii) the statements and representations made by Hubbell in the officer’s certificate dated the date hereof and delivered to us for purposes of this opinion (the “Officer’s Certificate”) are true, complete and correct as of the date hereof and will remain true, complete and correct at all times up to and including the Effective Time, (iv) any statements and representations made in the Officer’s Certificate “to the knowledge of” any person or similarly qualified are and will be true, complete and correct without such qualification, and (v) Hubbell will treat the Reclassification for United States federal income tax purposes in a manner consistent with the opinion set forth below. If any of the above described assumptions are untrue for any reason or if the transactions are consummated in a manner that is different from the manner described in the Agreement, the Registration Statement or the Schedule 13E-3, our opinion as expressed below may be adversely affected.

Based upon and subject to the foregoing, we are of the opinion that, under currently applicable United States federal income tax law, the Reclassification will qualify as a recapitalization within the meaning of Section 368(a)(1)(E) of the Code.

We express no opinion on any issue relating to the tax consequences of the transactions contemplated by the Registration Statement or the Schedule 13E-3 other than the opinion set forth above. Our opinion is based on current provisions of the Code, Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service and case law, any of which may be changed at any time with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the transaction, or any inaccuracy in the statements, facts, assumptions or representations upon which we have relied, may affect the continuing validity of our opinion as set forth herein. We assume no responsibility to inform Hubbell of any such change or inaccuracy that may occur or come to our attention.

We are furnishing this opinion solely in connection with the filing of the Registration Statement and the Schedule 13E-3, and it is not to be relied upon for any other purpose. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz